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                                                                    Exhibit 10.7


                        PROFESSIONAL SERVICES AGREEMENT
                        -------------------------------

          PROFESSIONAL SERVICES AGREEMENT dated as of November 19, 1999 (the "Agreement"), by and among SELECT MEDICAL CORPORATION, a Delaware corporation (the "Company"), GOLDER, THOMA, CRESSEY, RAUNER, [NC., a Delaware corporation ("Golder Rauner"), THOMA CRESSEY EQUITY PARTNERS INC. (together with Golder Rauner, "GTCR") and WCA MANAGEMENT CORPORATION, a New York corporation ("WCAS").

          WHEREAS (i) GTCR Fund VI, L.P., a Delaware limited partnership, GTCR VI Executive Fund, LP., a Delaware limited partnership, GTCR Associates VI, L.P., a Delaware limited partnership, and Thoma Cressey Fund VI, L.P., a Delaware limited partnership (collectively, the "GTCR Purchasers"), (ii) Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership and WCAS Capital Partners III, L.P., a Delaware limited partnership ("WCAS CP III") (collectively, the "WCAS Purchasers" and, together with the GTCR Purchasers, the "Purchasers") are purchasing an aggregate 16,000,000 shares of Class B Preferred Stock, $.01 par value (the "Class B Preferred") shares of the Company pursuant to the terms of the Securities Purchase Agreement of even date herewith (the "Purchase Agreement") among the Company and the Purchasers, and WCAS CP III is purchasing an aggregate 1,667,000 shares of Common Stock, $.01 par value ("Common Stock", together with the Class B Preferred, the "Shares") and a Senior Subordinated Note of the Company due November 19, 2009 in the principal amount of $25,000,000 (the "Note") pursuant to the terms of such Purchase Agreement (the purchase of such shares of Common Stock, Class B Preferred and the Note pursuant to the Purchase Agreement being referred to herein collectively as the "Investments"); and

          WHEREAS, each of GTCR and WCAS has provided substantial financial and management consulting services to the Company in connection with arranging for the investments to be made by the GTCR Purchasers and the WCAS Purchasers, respectively, and the Company is willing to compensate each of GTCR and WCAS for such services as provided herein; and

          WHEREAS it is a condition precedent to the obligation of the Purchasers and the Other Purchasers to close the transactions contemplated by the Purchase Agreement that the Company execute and deliver this Agreement and provide to the Other Purchasers compensation for their commitment to make the Investments contemplated by this Agreement as provided herein;

          NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the Company, GTCR and WCAS hereby agree as follows:

          1.   Investment Fee. Upon the closing of the purchase and sale of the
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Shares and Note by the GTCR Purchasers and the WCAS Purchasers pursuant to the
Purchase Agreement, the Company shall pay (i) to GTCR an investment fee in immediately available
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funds equal to one percent (1%) of the total cash consideration paid to the
Company by the GTCR Purchasers in connection with such purchase and sale and
(ii) to WCAS an investment fee in immediately available funds equal to one percent (1%) of the total cash consideration paid to the Company by the WCAS Purchasers in connection with such purchase and sale.

     2.    Independent Contractor. The Company, GTCR and WCAS agree that any and
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all services provided in connection with this Agreement by GTCR and WCAS were provided by such party as an independent contractor, and neither of GTCR nor WCAS or any of their respective directors, officers, or employees shall be considered employees or agents of the Company as a result of this Agreement.

     3.    Entire Agreement: Modification. This Agreement (a) contains the
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complete and entire understanding and agreement of the Company, GTCR and WCAS with respect to the subject matter hereof, and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the subject matter hereof.

     4.    Waiver of Breach. The waiver by either party of a breach of any
           ----------------
provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof

     5.    Assignment. None of the parties hereto may assign such party's rights
           ----------
or obligations under this Agreement without the express written consent of the other parties hereto.

     6.    Successors. This Agreement and all the obligations and benefits
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hereunder shall inure to the successors and permitted assigns of the parties.

     7.    Counterparts. This Agreement may be executed and delivered by each
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party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

     8.    Choice of Law. This Agreement shall be governed by and construed in
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accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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          IN WITNESS WHEREOF, the Company, GTCR and WCAS have caused this
Professional Services Agreement to be duly executed and delivered on the date and year first above written.

                              SELECT MEDICAL CORPORATION



                              By /s/ Michael E. Tarvin
                                -----------------------------------
                              Name:
                              Title:

                              WCA MANAGEMENT CORPORATION



                              By /s/ Jonathan Rather
                                -----------------------------------
                              Name:
                              Title:

                              GOLDER, THOMA, CRESSEY, RAUNER, INC.



                              By /s/ Donald J. Edwards
                                -----------------------------------
                              Name:
                              Title:

                              THOMA CRESSEY EQUITY PARTNERS INC.



                              By /s/ Bryan C. Cressey
                                -----------------------------------
                              Name:
                              Title:

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